EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Pre-Effective Amendment to the Registration Statement on Form S-3 of Borden, Inc. of our report dated March 20, 1994, which appears on page 41 of Borden, Inc.'s 1993 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 12 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                   PRICE WATERHOUSE LLP

                                   /s/ PRICE WATERHOUSE LLP

                                   Columbus, Ohio
                                   March 6, 1995